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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Zebra Technologies Corporation on Form S-4 of our report dated February 24, 1998, on our audits of the consolidated financial statements and financial statement schedule of Eltron International, Inc. We also consent to the reference to our firm under the captions "Selected Eltron Consolidated Financial Data" and "Experts".

                                          PricewaterhouseCoopers LLP


Woodland Hills, California
September 14, 1998